Third Amendment Agreement

Between:

1)a)         Interface Europe B.V., established in Scherpenzeel, the Netherlands,
    b)        Interface Flooring B.V., established in Scherpenzeel, the Netherlands,
Interface Belgium B.V., established in Scherpenzeel, the Netherlands,
Interface International B.V., established in Scherpenzeel, the Netherlands,
Interface European Manufacturing B.V., established in Scherpenzeel, the Netherlands,
Interface Europe Holding B.V., established in Scherpenzeel, the Netherlands,
Interface Eastern Europe B.V., established in Scherpenzeel, the Netherlands,
Interface Foreign Investments B.V., established in Scherpenzeel, the Netherlands,
Interface Nederland B.V., established in Scherpenzeel, the Netherlands,
Heuga Home Flooring B.V., established in Scherpenzeel, the Netherlands, individually or together hereinafter referred to as the ‘Borrower’;

2)	The Royal Bank of Scotland N.V., having its registered office in Amsterdam, the Netherlands, hereinafter referred to as 'RBS'.

Recitals:

A)
The parties hereto are parties to a credit agreement dated 24 April 2009 (the credit facility agreement as amended from time to time being hereinafter referred to as the 'Original Agreement'), pursuant to which RBS has agreed to make available to the Borrower a credit facility in the aggregate amount of originally EUR 32,000,000.

B)	The parties have agreed that the Original Agreement shall be further amended in accordance with the provisions of this agreement ('Agreement').

It is hereby agreed as follows:

1.	Definitions and interpretation

Unless stated herein to the contrary, words and expressions as defined in the Original Agreement shall bear the same meanings as in this Agreement.

2.	Amendments

Subject to clause 3 below, the Original Agreement shall be amended as follows:

a)	the wording of clause 1. (FACILITY) shall be deleted in its entirety and replaced by the following words:

‘RBS grants to the Borrower until further notice a facility of EUR 20,000,000 (the 'Facility') on the terms and conditions and at the rates and charges stated in this agreement. RBS may from time to time review the terms and conditions of the Facility.’;

b)           the following new clause shall be inserted as clause 9. (TRANSFER) with the following wording:

‘With effect from and including the date that RBS may notify to the Borrower as being the transfer date, The Royal Bank of Scotland N.V. shall be replaced by The Royal Bank of Scotland plc and all rights, obligations and liabilities of The Royal Bank of Scotland N.V., including any security interests, rights under any abstract guarantees such as corporate and/or personal guarantees, joint and several liability stipulations, indemnity letters, net worth statements, letters of comfort, surplus statements, and/or beneficiary rights, under, in respect of and/or relating to this agreement shall be assigned to and transferred to and assumed by The Royal Bank of Scotland plc, by way of succession under universal title (overgang onder algemene titel) or otherwise, and as consequence The Royal Bank of Scotland N.V. shall be released and discharged from all such rights, obligations and liabilities without any further consent being required. Failure to provide the notice referred to in this clause will not affect the effect of the succession.’.

3.	Other

a)	Save as amended by this Agreement, the Original Agreement shall remain in full force and effect.

b)	This Agreement and the Original Agreement shall be read together and construed as one instrument.

4.	Governing law and jurisdiction

a)	This Agreement shall be governed by the laws of the Netherlands.

b)
Any disputes arising out of or in connection with this Agreement shall in first instance, for the sole benefit of RBS, be brought before the relevant court of the Netherlands. This submission shall not limit the right of RBS to take proceedings in any court which may otherwise exercise jurisdiction over the Borrower or any of its assets.

Agreed and signed in Amsterdam on 14 November 2011.

Interface Europe B.V.	The Royal Bank of Scotland N.V.

Name and title: J. Hasselman, Director

/s/ J. Hasselman	/s/ authorized signatory

Interface Nederland B.V.

Name and title: J. Hasselman, Director
Date: 24-11-2011

/s/ J. Hasselman

Interface Flooring B.V.	Interface Belgium B.V.

Name and title: J. Hasselman, Director	Name and title: J. Hasselman, Director
and T. van Keken, Director	Date: 24-11-2011
Date: 24-11-2011

/s/ J. Hasselman /s/ T. van Keken	/s/ J. Hasselman

Interface European Manufacturing B.V.	Interface Europe Holding B.V.

Name and title: J. Hasselman, Director	Name and title: J. Hasselman, Director
Date: 24-11-2011	Date: 24-11-2011

/s/ J. Hasselman	/s/ J. Hasselman

Interface International B.V.	Interface Eastern Europe B.V.

Name and title: J. Hasselman, Director	Name and title: J. Hasselman, Director
Date: 24-11-2011	Date: 24-11-2011

/s/ J. Hasselman	/s/ J. Hasselman

Interface Foreign Investments B.V.	Heuga Home Flooring B.V.

Name and title: J. Hasselman, Director	Name and title: J. Hasselman, Director
Date: 24-11-2011	Date: 24-11-2011

/s/ J. Hasselman	/s/ J. Hasselman